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                                                                   EXHIBIT i(2)

                               CONSENT OF COUNSEL

                        AIM SPECIAL OPPORTUNITIES FUNDS
                        --------------------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Large Cap Opportunities Fund, AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund, which is included in Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-47949) and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08697) on Form N-1A of AIM Special Opportunities Funds.




                                 /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                ---------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 15, 2000